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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of Nevada Gold & Casinos, Inc. on Form S-8 of our report dated June 2, 2000, on our examination of the March 31, 2000 consolidated financial statements of Nevada Gold & Casinos, Inc.







PANNELL KERR FORESTER OF TEXAS, P.C.



Houston, Texas
March 7, 2001